EX23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-70493, 333-79157, 333-74876, 333-84329, 333-80755, 333-85914, 333-118329, 333-167331 and 333-188766) of Select Comfort Corporation of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of the Select Comfort Profit Sharing and 401(k) Plan, which appear in this Form 11-K.

/s/ Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota
June 26, 2015